                                                                     EXHIBIT 3.1

                                    THIRTIETH
                                    AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                               VORNADO REALTY L.P.

                                   ----------

                           Dated as of August 31, 2005

                                   ----------

          THIS THIRTIETH AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF VORNADO REALTY L.P. (this "Amendment"), dated as of August 31, 2005, is hereby adopted by Vornado Realty Trust, a Maryland real estate investment trust (defined in the Agreement, hereinafter defined, as the "General Partner"), as the general partner of Vornado Realty L.P., a Delaware limited partnership (the "Partnership"). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P. dated as of October 20, 1997, as amended by the Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 16, 1997, and further amended by the Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 1, 1998, the Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 12, 1998, the Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 30, 1998, the Fifth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of March 3, 1999, the Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of March 17, 1999, the Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 20, 1999, the Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 27, 1999, the Ninth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 3, 1999, the Tenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 3, 1999, the Eleventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 24, 1999, the Twelfth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 1, 2000, the Thirteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 25, 2000, the Fourteenth Amendment to Second Amended and Restated

Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 8, 2000, the Fifteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 15, 2000, the Sixteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 25, 2001, the Seventeenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 21, 2001, the Eighteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of January 1, 2002, the Nineteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 1, 2002, the Twentieth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 9, 2003, the Twenty-First Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 31, 2003, the Twenty-Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 17, 2003, the Twenty-Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 27, 2004, the Twenty-Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of August 17, 2004, the Twenty-Fifth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 17, 2004, the Twenty-Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 17, 2004, the Twenty-Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 20, 2004, the Twenty-Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 30, 2004, and the Twenty-Ninth Amendment to Secodn Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of June 17, 2005 (as so amended, the "Agreement").

          WHEREAS, the General Partner desires to establish and set forth the terms of a new series of Partnership Interests designated as 6.625% Series I Cumulative Redeemable Preferred Units (the "Series I Preferred Units");

          WHEREAS, Section 4.2.A of the Agreement grants the General Partner authority to cause the Partnership to issue interests in the Partnership to a person other than the General Partner in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion so long as the issuance does not violate
Section 4.2.E of the Agreement;

          WHEREAS, the General Partner has determined that the establishment and issuance of the Series I Preferred Units will not violate Section 4.2.E of the Agreement;

          WHEREAS, the General Partner desires to amend the Agreement to set forth the terms of the Series I Preferred Units;

          WHEREAS, Section 14.1.B of the Agreement grants the General Partner power and authority to amend the Agreement without the consent of any of the Partnership's limited partners if the amendment does not adversely affect or eliminate any right granted to a limited partner pursuant to any of the provisions of the Agreement specified in Section 14.1.C or Section 14.1.D of the Agreement as requiring a particular minimum vote; and

          WHEREAS, the General Partner has determined that the amendment effected hereby does not adversely affect or eliminate any of the limited partner rights specified in Section 14.1.C or Section 14.1.D of the Agreement;

          NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

          1. The exhibit attached to this Amendment as Attachment 1 is hereby added to the Agreement as Exhibit AF thereof.

          2. Section 4.2 of the Agreement is hereby supplemented by adding the following paragraph to the end thereof:

          "AF. Issuance of Series I Preferred Units. The Partnership is authorized to issue a series designated as "Series I Preferred Units", which units shall have the terms set forth in Exhibit AF attached hereto and made part hereof."

          3. In making distributions pursuant to Section 5.1.B of the Agreement, the General Partner of the Partnership shall take into account the provisions of Paragraph 2 of Exhibit AF to the Agreement, including, but not limited to, Paragraph 2.G(ii) thereof.

          4. Section 8.6 of the Agreement is hereby supplemented by adding the following paragraph to the end thereof:

          "Y. Series I Preferred Unit Exception. Holders of Series I Preferred Units shall not be entitled to the Redemption Right provided for in Section 8.6.A of this Agreement."

          5. Exhibit A of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit A attached hereto as Attachment 2.

          6. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

                                        VORNADO REALTY TRUST


                                        By: /s/ Joseph Macnow
                                            ------------------------------------
                                        Name:  Joseph Macnow
                                        Title: Executive Vice President -
                                               Finance and Administration and
                                               Chief Financial Officer

                                                                    Attachment 1

                                   EXHIBIT AF
                   DESIGNATION OF THE PREFERENCES, CONVERSION
                 AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS,
            LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS
                          AND CONDITIONS OF REDEMPTION

                                     OF THE

                            SERIES I PREFERRED UNITS

1.   Definitions.

          In addition to those terms defined in the Agreement, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in the Agreement and this Exhibit AF:

          "Board of Trustees" shall mean the Board of Trustees of the General Partner or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series I Preferred Shares.

          "Unit Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

          "Common Shares" shall mean the common shares of beneficial interest of the General Partner, par value $.04 per share.

          "Distribution Payment Date" shall mean January 1, April 1, July 1 and October 1, in each year, commencing on October 1, 2005; provided, however, that if any Distribution Payment Date falls on any day other than a Unit Business Day, the distribution payment due on such Distribution Payment Date shall be paid on the first Unit Business Day immediately following such Distribution Payment Date.

          "Distribution Periods" shall mean quarterly distribution periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period with respect to each Series I Preferred Unit, which, (i) for Series I Preferred Units issued prior to October 1, 2005, shall commence on, but exclude, the date of original issue by the Partnership of any Series I Preferred Units and end on and include the day preceding the first day of the next succeeding Distribution Period; and
(ii) for Series I Preferred Units issued on or after October 1, 2005, shall commence on the Distribution Payment Date with respect to which distributions were actually paid on Series I Preferred Units that were outstanding immediately preceding the issuance of such Series I Preferred Units and end on and include the day preceding the first day of the next succeeding Distribution Period).

          "Dividend Payment Date" shall mean a dividend payment date with respect to the Series I Preferred Shares.

          "Dividend Periods" shall mean the quarterly dividend periods with respect to the Series I Preferred Shares.

          "Series I Preferred Shares" means the 6.625% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25.00 per share), no par value, issued by the General Partner.

          "Series I Preferred Unit" means a Partnership Unit issued by the Partnership to the General Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of the Series I Preferred Shares. The Series I Preferred Units are Preference Units. The Series I Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in this Exhibit AF. It is the intention of the General Partner, in establishing the Series I Preferred Units that each Series I Preferred Unit shall be substantially the economic equivalent of a Series I Preferred Share.

          "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Partnership or the General Partner on behalf of the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a distribution by the General Partner, the allocation of funds to be so paid on any series or class of Partnership Units; provided, however, that if any funds for any class or series of Junior Units or any class or series of Partnership Units ranking on a parity with the Series I Preferred Units as to the payment of distributions are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series I Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

2.   Terms of the Series I Preferred Units.

          A. Number. As of the close of business on the date of the amendment pursuant to which this Exhibit was adopted, the total number of Series I Preferred Units issued and outstanding will be 12,050,000. The General Partner may issue additional Series I Preferred Units from time to time in accordance with the terms of the Agreement, and in connection with any such additional issuance the General Partner shall revise Exhibit A to the Agreement to reflect the total number of Series I Preferred Units then issued and outstanding.

          B. Distributions. (i) The General Partner, in its capacity as the holder of the then outstanding Series I Preferred Units, shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash at the rate per annum of $1.65625 per Series I Preferred Unit (the "Annual Distribution Rate"). Such distributions with respect to each Series I Preferred Unit issued prior to October 1, 2005, shall be cumulative from, but excluding, the date of original issue by the Partnership of any Series I Preferred Units and with respect to Series I Preferred Units issued on or after October 1, 2005 shall be cumulative from the Distribution Payment Date with respect to dividends that were actually paid on Series I Preferred Units that were outstanding immediately preceding the issuance of such Series I Preferred Units, and shall be payable quarterly, when, as and if authorized and declared by the General Partner, in arrears on each Distribution Payment Date commencing with respect to each Series I Preferred Unit on the first Distribution Payment Date following the issuance of such Series I Preferred Unit; provided that the amount per Series I Preferred Unit to be paid in respect of the initial Distribution Period shall be determined in accordance with paragraph (ii) below. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date.

          (ii) The amount of distribution per Series I Preferred Unit accruing in each full Distribution Period shall be computed by dividing the Annual Distribution Rate by four. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series I Preferred Units shall be computed on the basis of twelve 30-day months and a 360-day year. The General Partner, in its capacity as the holder of the then outstanding Series I Preferred Units, shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series I Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series I Preferred Units that may be in arrears.

          (iii) So long as any Series I Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any series or class or classes of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series I Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date on such class or series of Parity Units, except in the case of distributions on the Series B-2 Restricted Preferred Units to the extent not paid due to a lack of funds in the Nongovernmental Account. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series I Preferred Units and all distributions declared upon any other series or class or classes of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series I Preferred Units and such Parity Units, except in the case of distributions on the Series B-2 Restricted Preferred Units to the extent not paid due to a lack of funds in the Nongovernmental Account.

          (iv) So long as any Series I Preferred Units are outstanding, no distributions (other than distributions paid solely in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Junior Units made in respect of a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the General Partner or any subsidiary, or as permitted under the Declaration of Trust of the General Partner), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the General Partner, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (a) the full cumulative distributions on all outstanding Series I Preferred Units and any other Parity Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series I Preferred Units and all past distribution periods with respect to such Parity Units, except to the extent that distributions on the Series B-2 Restricted Preferred Units are not then able to be paid owing to a lack of funds in the Nongovernmental Account, and (b) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series I Preferred Units and any Parity Units, except to the extent that distributions on the Series B-2 Restricted Preferred Units are not then able to be paid owing to a lack of funds in the Nongovernmental Account.

          C. Liquidation Preference. (i) In the event of any liquidation, dissolution or winding up of the Partnership or the General Partner, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the General Partner, in its capacity as the holder of the Series I Preferred Units, shall be entitled to receive Twenty-Five Dollars ($25.00) per Series I Preferred Unit (the "Liquidation Preference") plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the General Partner, in its capacity as such holder; but the General Partner, in its capacity as the holder of Series I Preferred Units, shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Partnership or the General Partner, the assets of the Partnership, or proceeds thereof, distributable to the General Partner, in its capacity as the holder of Series I Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Units, then such assets, or the proceeds thereof, shall be distributed among the General Partner, in its capacity as the holder of such Series I Preferred Units, and the holders of any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series I Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section C, (i) a consolidation or merger of the Partnership or the General Partner with one or more entities, (ii) a statutory share exchange by the Partnership or the General Partner and (iii) a sale or transfer of all or substantially all of the Partnership's or the General Partner's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership or General Partner.

          (ii) Subject to the rights of the holders of Partnership Units of any series or class or classes of shares ranking on a parity with or prior to the Series I Preferred Units upon any liquidation, dissolution or winding up of the General Partner or the Partnership, after payment shall have been made in full to the General Partner, in its capacity as the holder of the Series I Preferred Units, as provided in this Section, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the General Partner, in its capacity as the holder of the Series I Preferred Units, shall not be entitled to share therein.

          D. Redemption of the Series I Preferred Units. (i) Except in connection with the redemption of the Series I Preferred Shares by the General Partner as permitted by the Declaration of Trust, the Series I Preferred Units shall not be redeemable prior to August 31, 2010. On and after August 31, 2010, the General Partner may, at its option, cause the Partnership to redeem the Series I Preferred Units for cash, in whole or in part, as set forth herein, subject to the provisions described below.

          (ii) The Series I Preferred Units may be redeemed, in whole or in part, at the option of the General Partner, in its capacity as the holder of the Series I Preferred Units, at any time, provided that the General Partner shall redeem an equivalent number of Series I Preferred Shares. Such redemption of Series I Preferred Units shall occur substantially concurrently with the redemption by the General Partner of such Series I Preferred Shares (the "Redemption Date").

          (iii) Upon redemption of Series I Preferred Units by the General Partner on the Redemption Date, each Series I Preferred Unit so redeemed shall be converted into the right to receive Twenty-Five Dollars ($25.00) per Series I Preferred Unit, plus any accrued and unpaid distributions with respect to the Series I Preferred Units to the Redemption Date (the "Redemption Price").

          Upon any redemption of Series I Preferred Units, the Partnership shall pay any accrued and unpaid distributions in arrears for any Distribution Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then the General Partner, in its capacity as the holder of Series I Preferred Units, shall be entitled to distributions payable on the equivalent number of Series I Preferred Units as the number of the Series I Preferred Shares with respect to which the General Partner shall be required, pursuant to the terms of the Declaration of Trust, to pay to the holders of Series I Preferred Shares at the close of business on such Dividend Payment Record Date for the Series I Preferred Shares who, pursuant to such Declaration of Trust, are entitled to the dividend payable on such Series I Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of such Series I Preferred Shares before such Dividend Payment Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series I Preferred Units called for redemption.

          (iv) If full cumulative distributions on the Series I Preferred Units and any other series or class or classes of Parity Units of the Partnership have not been paid or declared and set apart for payment, except in connection with a purchase, redemption or other acquisition of Series I Preferred Shares or shares of beneficial interest ranking on a parity with such Series I Preferred Shares as permitted under the Declaration of Trust and except to the extent that such distributions or amounts distributable on the Series B-2 Restricted Preferred Units may not be payable due to a lack of funds in the Nongovernmental Account, the Series I Preferred Units may not be redeemed in part and the Partnership may not purchase, redeem or otherwise acquire Series I Preferred Units or any Parity Units other than in exchange for Junior Units.

          As promptly as practicable after the surrender of the certificates for any such Series I Preferred Units so redeemed, such Series I Preferred Units shall be exchanged for the cash (without interest thereon) for which such Series I Preferred Units have been redeemed. If fewer than all the Series I Preferred Units evidenced by any certificate are redeemed, the Partnership shall issue new certificates evidencing the unredeemed Series I Preferred Units without cost to the holder thereof.

          E. Conversion. The Series I Preferred Units are not convertible into or redeemable or exchangeable for any other property or securities of the General Partner Entity or the Partnership at the option of any holder of Series I Preferred Units, except as provided in Section D hereof.

          F. Ranking. (i) Any class or series of Partnership Units shall be deemed to rank:

          (a) prior to the Series I Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if the holders of such class or series of Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series I Preferred Units;

          (b) on a parity with the Series I Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the Series I Preferred Units, if the holders of such Partnership Units of such class or series and the Series I Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other, except to the extent that such distributions or amounts distributable on the Series B-2 Restricted Preferred Units may not be payable due to a lack of funds in the Nongovernmental Account ("Parity Units"); and

          (c) junior to the Series I Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if such class or series of Partnership Units shall be Class A Units or if the holders of Series I Preferred Units, shall be entitled to receipt of distribution or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or series ("Junior Units").

          (ii) The Series A Preferred Units, Series B-1 Convertible Preferred Units, the Series B-2 Convertible Restricted Preferred Units, Series B Pass-Through Preferred Units, Series C-1 Convertible Preferred Units, Series C Pass-Through Preferred Units, Series D-1 Preferred Units, Series D-2 Preferred Units, Series D-3 Preferred Units, Series D-4 Preferred Units, Series D-5 Preferred Units, Series D-6 Preferred Units, Series D-7 Preferred Units, Series D-8 Preferred Units, Series D-9 Preferred Units, Series D-10 Preferred Units, Series D-11 Preferred Units, Series D-12 Preferred Units, D-13 Preferred Units, Series E-1 Convertible Preferred Units, Series E Preferred Units, Series F-1 Preferred Units, Series F Preferred Units, Series G Preferred Units and Series H Units shall be Parity Units with respect to the Series I Preferred Units and the holders of the Series I Preferred Units and Series A Preferred Units, Series B-1 Convertible Preferred Units, the Series B-2 Restricted Preferred Units, Series B Pass-Through Preferred Units, Series C-1 Convertible Preferred Units, Series C Pass-Through Preferred Units, Series D-1

Preferred Units, Series D-2 Preferred Units, Series D-3 Preferred Units, Series D-4 Preferred Units, Series D-5 Preferred Units, Series D-6 Preferred Units, Series D-7 Preferred Units, Series D-8 Preferred Units, Series D-9 Preferred Units, Series D-10 Preferred Units, Series D-11 Preferred Units, Series D-12 Preferred Units, D-13 Preferred Units, Series E-1 Convertible Preferred Units, Series E Preferred Units, Series F-1 Preferred Units, Series F Preferred Units, Series G Preferred Units and Series H Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other, except in the case of distributions on the Series B-2 Restricted Preferred Units to the extent not payable due to a lack of funds in the Nongovernmental Account and except that:

               (i) the Series I Preferred Units shall be Preference Units and shall receive distributions on a basis pari passu with other Partnership Units, if any, receiving distributions pursuant to Section 5.1.B(i) of the Agreement, except to the extent that distributions on the Series B-2 Restricted Preferred Units may not be paid due to a lack of funds in the Nongovernmental Account; and

               (ii) Distributions made pursuant to Subsections G(ii)(a) of this Exhibit AF shall be made pro rata with other distributions made to other Partnership Units as to which they rank pari passu based on the ratio of the amounts to be paid the Series I Preferred Units and such other Partnership Units, as applicable, to the total amounts to be paid in respect of the Series I Preferred Units and such other Partnership Units taken together on the Partnership Record Date, except in the case of distributions on the Series B-2 Restricted Preferred Units to the extent such distributions may not be paid due to a lack of funds in the Nongovernmental Account.

          G. Voting. (i) Except as required by law, the General Partner, in its capacity as the holder of the Series I Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.

     (ii) So long as any Series I Preferred Units are outstanding, the General Partner shall not authorize the creation of Partnership Units of any new class or series or any interest in the Partnership convertible, exchangeable or redeemable into Partnership Units of any new class or series ranking prior to the Series I Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the General Partner or the Partnership or in the payment of distributions unless such Partnership Units are issued to the General Partner and the distribution and redemption (but not voting) rights of such Partnership Units are substantially similar to the terms of securities issued by the General Partner and the proceeds or other consideration from the issuance of such securities have been or are concurrently with such issuance contributed to the Partnership.

          H. Restrictions on Ownership and Transfer. The Series I Preferred Units shall be owned and held solely by the General Partner.

          I. General. (i) The rights of the General Partner, in its capacity as the holder of the Series I Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit AF shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the Series I Preferred Units.

          (ii) Anything herein contained to the contrary notwithstanding, the General Partner shall take all steps that it determines are necessary or appropriate (including modifying the foregoing terms of the Series I Preferred Units) to ensure that the Series I Preferred Units (including, without limitation the redemption and conversion terms thereof) permit the General Partner to satisfy its obligations (including, without limitation, its obligations to make dividend payments on the Series I Preferred Shares) with respect to the Series I Preferred Shares, it being the intention that the terms of the Series I Preferred Units shall be substantially similar to the terms of the Series I Preferred Shares.


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